Exhibit 99.1

Breckenridge Geophysical, LLC

Independent Auditor’s Report and Audited Financial Statements

Year ended December 31, 2022

Table of Contents

Independent Auditor’s Report1

Financial Statements

Balance sheet as of December 31, 20223

Statement of operations for the year ended December 31, 20224

Statement of changes in member’s equity for the year ended December 31, 20225

Statement of cash flows for the year ended December 31, 20226

Notes to financial statements7

Independent Auditor’s Report

Members

Wilks Brothers, LLC

Opinion

We have audited the financial statements of Breckenridge Geophysical LLC (“the Company”), which comprise the balance sheet as of December 31, 2022, and the related statements of operations, changes in member’s equity and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ RSM US LLP

Houston, Texas

June 7, 2023

Breckenridge Geophysical, LLC Balance Sheet

As of December 31, 2022

Assets

Current assets:
Cash and cash equivalents	$4,688,749
Accounts receivable, net	62,297
Accounts receivable - related party	963,232
Prepaid expenses and other current assets	75,619
Total current assets	5,789,897

Property and equipment	9,849,025
Less: accumulated depreciation	(7,507,851)
Property and equipment, net	2,341,174

$8,131,071
Total assets

Liabilities and Member's Equity

Current liabilities:	$17,107
Accounts payable	136,974
Accounts payable - related party	101,751
Accrued expenses	180,764
Deferred revenue	436,596
Total current liabilities
-
Commitments and contingencies (Note 5):
7,694,475
Member's equity:

Total liabilities and member's equity	$8,131,071

See accompanying notes to the financial statements.

Breckenridge Geophysical, LLC

Statement of Operations

Year ended December 31, 2022

Operating revenues	$16,891,457

Operating costs:
Operating expenses	10,393,955
Depreciation expense	2,128,557
Selling, general and administrative expense	1,726,273
Loss on disposal of assets	769,868
Total Operating Expenses	15,018,653

Operating income	1,872,804

Other expense:	3,982

Net Income	$1,868,822

See accompanying notes to the financial statements.

Breckenridge Geophysical, LLC

Statement of Changes in Member’s Equity

Year ended December 31, 2022

Balance as of January 1, 2022	$6,408,903
Net Income	1,868,822
Net distributions to parent	(583,250)
Balance as of December 31, 2022	$7,694,475

See accompanying notes to the financial statements.

Breckenridge Geophysical, LLC Statement of Cash Flows

Year ended December 31, 2022

Operating Activities
Net income	$1,868,822

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2,128,557
Loss on disposal of assets	769,868
Change in operating assets and liabilities:
Accounts receivable	1,073,152
Accounts receivable - related party	349,036
Prepaid expenses and other assets	57,607
Accounts payable	(169,062)
Accounts payable - related party	49,493
Accrued expenses and deferred revenue	(436,192)
Net cash provided by operating activities	5,691,281

Investing Activities
Purchase of property and equipment	(535,174)
Sale of assets	115,000
Net cash used in investing activities	(420,174)

Financing Activities
Net distributions	(583,250)
Net cash used in financing activities	(583,250)

Net change in cash	4,687,857
Beginning cash	892
Ending cash	$4,688,749

See accompanying notes to the financial statements.

Breckenridge Geophysical, LLC

Notes to financial statements

1.	Summary of significant accounting policies

Organization and nature of operations

Breckenridge is a provider of onshore seismic data acquisition and processing services. The Company acquires and processes 2-D, 3-D and multi-component seismic data for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries. The Company operates in the lower 48 states of the U.S. For the year ended December 31, 2022, comprehensive income equals net income. The Company is organized as a limited liability company, and members are not liable for the debts, obligations or liabilities of the Company.

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). For all periods presented, comprehensive loss equals net loss.

On March 24, 2023, Dawson Geophysical Company (“Dawson”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Wilks Brothers, LLC (“Wilks”) and Breckenridge Geophysical, LLC (“the Company”, “Breckenridge”, “we” or “our”). Pursuant to the Purchase Agreement, Dawson completed the purchase of substantially all of the Breckenridge assets related to seismic data acquisition services other than its multi-client data library (the “Assets”), in exchange for a combination of equity consideration and a convertible note (the “Transaction”). These financial statements present a carve-out of the historical financial information of Breckenridge for the Assets included in the Transaction, and all activity related to the Company’s multi-client data library have been excluded from these carve out financial statements. Balances due to and from Wilks with no historical settlement have been reflected in member’s equity and all transactions with Wilks or entities under common control have been reflected as related party transactions as disclosed in Note 4 to these financial statements.

Cash equivalents

For purposes of the financial statements, the Company considers demand deposits, certificates of deposit, overnight investments, money market funds and all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

Allowance for doubtful accounts

The Company’s allowance for doubtful accounts reflects its current estimate of credit losses expected to be incurred over the life of the financial instrument and is determined based on a number of factors. Management determines the need for any allowance for doubtful accounts receivable based on its review of past-due accounts, its past experience of historical write-offs, its current client base, when customer accounts exceed 90 days past due and specific customer account reviews. While the collectability of outstanding client invoices is continually assessed, the inherent volatility of the energy industry’s business cycle can cause swift and unpredictable changes in the financial stability of the Company’s clients. As of December 31, 2022, there is no recorded allowance for doubtful accounts.

Property, plant and equipment

Property, plant and equipment is capitalized at historical cost or the fair value of assets acquired in a business combination and is depreciated over the useful life of the asset. Management’s estimation of this useful life is based on circumstances that exist in the seismic industry and information available at the time of the purchase of the asset. As circumstances change and new information becomes available, these estimates could change.

Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the consolidated balance sheet, and any resulting gain or loss is reflected in the results of operations for the period.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment when triggering events occur suggesting deterioration in the assets’ recoverability or fair value. Recognition of an impairment charge is required if future expected undiscounted net cash flows are insufficient to recover the carrying value of the assets and the fair value of the assets is below the carrying value of the assets. Management’s forecast of future cash flows used to perform impairment analysis includes estimates of future revenues and expenses based on the Company’s anticipated future results, while considering anticipated future oil and natural gas prices which is fundamental in assessing demand for the Company’s services. If the carrying amounts of the assets exceed the estimated expected undiscounted future cash flows, the Company measures the amount of possible impairment by comparing the carrying amount of the assets to the fair value. No impairment charge was recognized for the year ended December 31, 2022.

Leases

The Company adopted ASC 842, Leases, effective January 1, 2022, which had no impact on our financial statements. In connection with the adoption of ASC 842, we elected to not recognize right-to-use assets of lease liabilities for leases with a term of twelve months or less. The Company has not entered into any leases with a term of greater than 12 months. If we were to enter into a lease, we would evaluate each lease to determine its appropriate classification as an operating lease or a finance lease for financial reporting purposes. For the year ended December 31, 2022, we recognized short-term lease expense of $1,075,619, which were included in operating expenses and selling, general and administrative expenses on the statement of operations.

Revenue recognition

Services are provided under cancelable service contracts which usually have an original expected duration of one year or less. These contracts are either turnkey or term agreements. Under both types of agreements, the Company recognizes revenues as the services are performed. Revenue is generally recognized based on square miles of data recorded compared to total square miles anticipated to be recorded on the survey using the total estimated revenue for the service contract. In the case of a cancelled service contract, the client is billed and revenue is recognized for any third party charges and square miles of data recorded up to the date of cancellation.

The Company receives reimbursements for certain out-of-pocket expenses under the terms of the service contracts. The amounts billed to clients are included at their gross amount in the total estimated revenue for the service contract.

Clients are billed as permitted by the service contract. Contract assets and contract liabilities are the result of timing differences between revenue recognition, billings and cash collections. If billing occurs prior to the revenue recognition or billing exceeds the revenue recognized, the amount is considered deferred revenue and a contract liability. Conversely, if the revenue recognition exceeds the billing, the excess is considered an unbilled receivable and a contract asset. As services are performed, those deferred revenue amounts are recognized as revenue. Contract assets consisted of accounts receivable and amounted to $2,447,717 and $1,025,529 as of January 1, 2022, and December 31, 2022, respectively. Contract liabilities consisted of deferred revenue and amounted to $568,482 and $180,764 as of January 1, 2022, and December 31, 2022, respectively. The Company recognized revenue amounting to $568,482 during the year ended December 31, 2022, which was included in deferred revenue as of January 1, 2022. As of December 31, 2022, deferred revenue was $180,764, which relates to projects that have not yet started.

Estimates for total revenue and total fulfillment cost on any service contract are based on certain qualitative and quantitative judgments supported by underlying facts. Management considers a variety of factors such as whether various components of the performance obligation will be performed internally or externally, cost of third party services, and facts and circumstances unique to the performance obligation in making these estimates.

Additionally, the Company’s policy includes (i) ignoring the financing component when estimating the transaction price for service contracts completed within one year, (ii) excluding sales tax collected from the customer when determining the transaction price, and (iii) expensing incremental costs to obtain a customer contract if the amortization period for those costs would otherwise be one year or less.

Income taxes

The Company is organized as a wholly owned limited liability company and treated as a disregarded entity for federal income tax purposes, whereby the ordinary business income or loss and certain deductions are passed-through and reported on the members’ income tax returns. As such, the Company is not required to provide for income taxes and no provision for federal income tax expense or deferred tax asset or liability is recorded. However, certain states subject the Company to entity-level taxation as a limited liability company, however these amounts have not historically been significant.

Use of estimates in the preparation of financial statements

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect (1) the reported amounts of assets and liabilities and (2) the reported amounts of revenue and expenses during the reporting period. We base these estimates on historical results and various other assumptions believed to be reasonable, all of which form the basis for making estimates concerning the carrying values of assets and liabilities that are not readily available from other sources. Ultimate results could differ materially from these estimates.

Concentration of credit risk

The Company’s assets that are potentially exposed to concentrations of credit risk consist primarily of cash, and accounts receivable. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance
Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of
FDIC limits. As of December 31, 2022, the Company held cash of $4,438,749 in excess of FDIC insured amounts. During the year ended December 31, 2022, Waggoner Exploration & Operating, LLC accounted for 88% of total revenue.

2.	Fair value of financial instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at a measurement date. We apply the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases of categorization within the hierarchy upon the lowest level input that is available and significant to the fair value measurement:

•	Level One: The use of quoted prices in active markets for identical assets or liabilities.

•

Level Two: Other than quoted prices included in Level One, inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level Three: The use of significantly unobservable inputs that typically require the use of management’s estimates of assumptions that market participants would use in pricing.

At December 31, 2022, the Company’s financial instruments included cash, accounts receivable, other current assets, accounts payable and, other current liabilities. Due to the short-term maturities of cash, accounts receivable, other current assets, accounts payable and other current liabilities, the carrying amounts approximate fair value at the respective balance sheet dates.

3.	Property, plant and equipment

The following table summarizes the components of our property, plant and equipment, net, and estimated useful lives, as of December 31, 2022:

		Useful Lives
Land	$33,265	-
Building and improvements	670,582	10 to 40 years
Recording equipment	6,456,539	3 to 6 years
Vehicles	2,505,337	4 to 10 years
Office equipment and other	183,302	3 to 10 years
Gross property and equipment	9,849,025
Less accumulated depreciation	(7,507,851)
Property and equipment, net	$2,341,174

4.	Related Party Transactions

In the normal course of business, we entered into transactions with related parties with entities under common control of Wilks. During the year ended December 31, 2022, the Company had transactions with the following related party entities:

Cisco Logistics, LLC (“Cisco Logistics”) is a trucking and logistics company that transfers equipment on behalf of its customers, including Breckenridge. Amounts paid to Cisco Logistics are recorded in operating expenses on our statement of operations.

Interstate Explorations, LLC (“Interstate”) is an exploration and development company for which Breckenridge performs seismic data acquisition and processing services, and from which the Company has a short-term lease for certain office space. Breckenridge recognized revenues of $17,477 from Interstate for the year ended December 31, 2022, which is recorded as revenues on our statement of operations. Amounts incurred from Interstate are recorded in selling, general and administrative expenses on our statement of operations. As of December 31, 2022, accounts receivable due from Interstate was $963,232.

Wilks is a management company which provides administrative support to various businesses within their portfolio. Wilks and certain entities under its control will at times incur expenses on behalf of Breckenridge, billing Breckenridge for these expenses at cost as well as certain management fees. Amounts paid to Wilks are generally recorded in selling, general and administrative expenses on our statement of operations. As of December 31, 2022, accounts payable due to Wilks was $107,852.

3 Twenty-Three, LLC (“3 Twenty-Three”) is a payroll administrator which performs payroll services on behalf of its customers, including Breckenridge. Amounts paid to 3 Twenty-Three are recorded in selling, general and administrative expenses on our statement of operations. As of December 31, 2022, accounts payable due to 3 Twenty-Three was $29,122.

Dawson is a provider of onshore seismic data acquisition and processing services. Breckenridge rented equipment and crews from Dawson to perform seismic data acquisition services, which are recorded in operating expenses on our statement of operations.

The following table summarizes expenses with related parties for the year ended December 31, 2022:

Cisco Logistics	$65,107
Interstate	26,535
Wilks	431,825
3 Twenty-Three	43,065
Dawson	2,321,084
Total	$2,887,616

5.	Commitments and Contingencies

We are involved in various legal and regulatory proceedings arising in the normal course of business. While we cannot predict the outcome of these proceedings with certainty, we do not believe that an adverse result in any pending legal or regulatory proceeding, individually or in the aggregate, would be material to our financial condition, results of operations, or cash flows.

6.	Subsequent Events

The Company has evaluated events subsequent to December 31, 2022, through June 7, 2023, the date these financial statements were made available to be issued, and report the following events:

(a)	On January 4, 2023, Breckenridge distributed $3.3 million to Wilks.

(b)On March 24, 2023, Breckenridge and Wilks entered into the Purchase Agreement with Dawson. Pursuant to the Purchase Agreement, Dawson completed the purchase of substantially all of the Breckenridge assets related to seismic data acquisition services other than its multi-client data library (the “Assets”), in exchange for a combination of equity consideration and a convertible note (the “Transaction”). Prior to the Transaction, Wilks held approximately 74% of the outstanding shares of Dawson.